                                                                    Exhibit 10.1

                               PURCHASE AGREEMENT
                               ------------------

         This PURCHASE AGREEMENT (this "Agreement"), dated as of December 6, 2001, is entered into by and between FiberNet Telecom Group, Inc., a Delaware corporation (the "Company"), and each of the Purchasers whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers"), for the purchase and sale of shares of the Series J Convertible Preferred Stock, par value $.001 per share, consisting of Series J-1 Convertible Preferred Stock (the "Series J-1 Preferred Stock"), Series J-2 Convertible Preferred Stock (the "Series J-2 Preferred Stock") and Series J-3 Convertible Preferred Stock (the "Series J-3 Preferred Stock," and together with the Series J-1 Preferred Stock and the Series J-2 Preferred Stock, the "Preferred Stock"), of the Company, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchasers and the Purchasers shall purchase shares of Preferred Stock; and

         WHEREAS, such purchase and sale will be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement (as defined in Section 3(c) hereof).

         NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchasers hereby agree as follows:

         1.       Preferred Shares; Warrants; Purchase Price; Closing.
                  ----------------------------------------------------

         (a) Upon the following terms and subject to the conditions contained herein, the Purchasers hereby agree to purchase an aggregate of 930 shares of the Company's Series J Convertible Preferred Stock, consisting of the Series J-1 Preferred Stock, Series J-2 Preferred Stock and Series J-3 Preferred Stock (the "Preferred Shares"), convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at a per share price of $10,000 and for an aggregate purchase price of $9,300,000 (the "Purchase Price"). The designation, rights, preferences and other terms and provisions of the Series J Convertible Preferred Stock, consisting of the Series J-1 Preferred Stock, Series J-2 Preferred Stock and Series J-3 Preferred Stock, are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series J Convertible Preferred Stock attached hereto as Exhibit B (the "Certificate of Designation").

         (b) Upon the following terms and subject to the conditions contained herein, the Purchasers shall be issued Series A Warrants, in substantially the form attached hereto as Exhibit C (the "Series A Warrants"), and Series B Warrants, in substantially the form attached hereto as Exhibit D (the "Series B Warrants," and together with the Series A Warrants, the

"Warrants"), to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A hereto. The Warrants shall have an exercise price equal to the Warrant Price (as defined in the applicable Warrant). The Series A Warrants shall become exercisable on the Shareholder Approval Date (as defined in the Series A Warrants). Sixty percent (60%) of the Series B Warrants shall become exercisable upon consummation of the Second Closing (as defined in Section 1(e) hereof) and the remaining forty percent (40%) shall become exercisable upon consummation of the Third Closing (as defined in Section 1(e) hereof) subject to certain limitations, as more fully described in the Series B Warrants.

         (c) The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of Preferred Stock to effect the issuance of the Preferred Shares.

         (d) The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of Common Stock to effect the conversion of the Preferred Shares which will be issued to the Purchasers at the Initial Closing and the exercise of the Warrants. Any shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (and such shares when issued) are herein referred to as the "Conversion Shares" and the "Warrant Shares," respectively. The Preferred Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the "Shares."

         (e) The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Preferred Shares and Warrants set forth opposite their respective names on Exhibit A and subject to the terms and conditions hereof, consummate each of the Closings (as defined below). The Purchase Price of the Preferred Shares and Warrants being acquired by each Purchaser is set forth opposite such Purchaser's name on Exhibit A. The Preferred Shares and Warrants shall be sold and funded in three separate closings (each, a "Closing"). The initial closing under this Agreement (the "Initial Closing") shall take place upon execution of this Agreement by a date no later than December 7, 2001 (the "Initial Closing Date") and shall be funded in the amount of $3,600,000. The second closing under this Agreement (the "Second Closing") shall take place no later than March 15, 2002 (the "Second Closing Date") and shall be funded in the amount of $2,600,000. The third closing under this Agreement (the "Third Closing") shall take place no later than June 15, 2002 (the "Third Closing Date") and shall be funded in the amount of $3,100,000. The Company shall issue the Series J-1 Preferred Stock on the Initial Closing Date, the Series J-2 Preferred Stock on the Second Closing Date and the Series J-3 Preferred Stock on the Third Closing Date. Upon the mutual agreement of the parties, each of the Second Closing and the Third Closing may occur prior to the Second Closing Date and Third Closing Date, respectively. Each Closing under this Agreement shall take place at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 1:00 p.m. (eastern time) upon the satisfaction of each of the conditions set forth in Section 4 hereof (each, a "Closing Date").

         (f) Notwithstanding the Company's compliance with the conditions set forth in Section 4 hereof, the Company, in writing and in its sole and absolute discretion, may elect not to consummate the Second Closing and the Third Closing by delivering a cash payment of $400,000 to the Purchasers at any time prior to the Second Closing Date. The Company may elect not to consummate the Third Closing by delivering a cash payment of $200,000 to the Purchasers at any time prior to the Third Closing Date. If the Company elects not to consummate the Second Closing and the Third Closing, forty percent (40%) of the Series B Warrants shall become immediately exercisable. If the Company elects not to consummate the Third Closing, twenty percent (20%) of the Series B Warrants (in addition to the sixty percent (60%) that became exercisable upon consummation of the Second Closing) shall become immediately exercisable.

         2. Representations, Warranties and Covenants of each of the Purchasers.
            -------------------------------------------------------------------
Each of the Purchasers, severally but not jointly, represents and warrants to the Company, and covenants for the benefit of the Company, as follows:

            (a) Each of the Purchasers is an entity duly organized, valid existing and in good standing under the laws of the jurisdiction identified on Exhibit A.

            (b) This Agreement has been duly authorized, validly executed and delivered by each of the Purchasers and is a valid and binding agreement and obligation of each of the Purchasers enforceable against each of the Purchasers in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and each of the Purchasers has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

            (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, will not
(i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) such Purchaser's charter documents or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which any Purchaser is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over any Purchaser, or any of its material properties or assets or
(iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of any Purchaser pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of any Purchaser to enter into and perform its obligations under this Agreement in any material respect. Each of the Purchasers is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for each of them to execute, deliver or perform any of its obligations under this Agreement or to purchase the Preferred Shares and Warrants in accordance with the terms hereof.

            (d) Each of the Purchasers has received and carefully reviewed copies of the Public Documents (as hereinafter defined). Each of the Purchasers understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Shares and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Shares. Each of the Purchasers, in making the decision to purchase the Preferred Shares and the Warrants, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

            (e) Each of the Purchasers is purchasing the Preferred Shares and Warrants for its own account for investment and not with a view toward the resale or distribution thereof to others and will not undertake any special selling activities with respect to the Common Stock, which includes, without limitation, any short sale (whether or not against the box).

         3. Representations, Warranties and Covenants of the Company. The
            --------------------------------------------------------
Company represents and warrants to the Purchasers, and covenants for the benefit of the Purchasers, as follows:

            (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this agreement, "Material Adverse Effect" shall mean any effect on the business, prospects, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit the Company from entering into and performing any of its obligations under this Agreement in any material respect.

            (b) The Company has furnished the Purchasers with copies of the Company's most recent Annual Report on Form 10-K for fiscal year ended December 31, 2000 (the "Form 10-K") filed with the Securities and Exchange Commission (the "Commission") and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 (the "Form 10-Q"; collectively with the Form 10-K, the "Public Documents"). The Public Documents and the Commission Documents at the time of their filing did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As used herein, "Commission Documents" means all reports, schedules, forms, statements and other documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act and the Registration Statement (as defined below) and the Prospectus Supplement (as defined below).

            (c) With respect to the Initial Closing, the Company has filed a prospectus supplement (the "Prospectus Supplement") in connection with the transaction contemplated by this Agreement registering the Shares pursuant to a registration statement on Form S-3, Commission File Number 333-43788 (the "Registration Statement").

            (d) The Company at all times shall remain a reporting company pursuant to the Exchange Act.

            (e) The Certificate of Designation and the Shares have been duly authorized by all necessary corporate action and, upon conversion in accordance with the terms of the Certificate of Designation, and upon payment of the exercise price in accordance with the terms of the Warrants, the shares of Common Stock issuable upon conversion of the Preferred Shares or exercise of the Warrants shall be validly issued and outstanding, fully paid and non-assessable.

            (f) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

            (g) The execution, delivery and performance of this Agreement and the Certificate of Designation, the issuance of any of the Shares as contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement and the Certificate of Designation by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

            (h) Except as contemplated by this Agreement, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this

Agreement or the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated by this Agreement (other than any filings which may be required to be made by the Company with the Commission, or Nasdaq National Market or pursuant to any state or "blue sky" securities laws subsequent to the Closing).

            (i) Except as disclosed on Schedule 3(i) delivered at each Closing, there is no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company, or any of its properties, which questions the validity of this Agreement or the transactions contemplated thereby or any action taken or to be take pursuant thereto. There is no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

            (j) Except as disclosed on Schedule 3(j) delivered at each Closing and as contemplated herein, subsequent to the dates as of which information is given in the Public Documents, the Company has not incurred any material liabilities or material obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business.

            (k) Except as disclosed on Schedule 3(k) delivered at each Closing, the Company has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, patents, trade secrets and other proprietary rights ("Intellectual Property") necessary for its business as now conducted and as proposed to be conducted as described in the Public Documents or the Commission Documents except for any of the foregoing, the absence of which would not reasonably be likely to result in a Material Adverse Effect and, to its knowledge without any conflict with or infringement of the rights of others. Except as set forth in the Public Documents or the Commission Documents, there are no material outstanding options, licenses or agreements of any kind relating to the Intellectual Property, nor is the Company bound by or party to any material options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity.

            (l) Except as disclosed on Schedule 3(l) delivered at each Closing, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. The Company will use its best efforts to continue to take all action necessary to continue the listing or trading of its Common Stock on the Nasdaq National Market or any relevant market or system, if applicable, and will comply in all material respects with the Company's reporting, listing (including, without limitation, the listing of the Conversion Shares issuable to the Purchasers upon conversion of the Preferred Shares) or other obligations under the rules of the Nasdaq National Market or any relevant market or system. The Company shall comply with all applicable laws, rules, regulations and orders.

            (m) The Company will promptly notify the Purchasers of (a) its receipt of notice of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement and (b) its becoming aware of the happening of any event as a result of which the prospectus included in the Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or which makes it necessary to change the Registration Statement in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (n) Neither this Agreement or the Schedules hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            (o) The authorized capital stock of the Company and the shares thereof issued and outstanding as of December 6, 2001 shall be set forth on
Schedule 3(o) delivered at each Closing. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement, the Public Documents, the Commission Documents or on Schedule 3(o) delivered at each Closing, as of December 6, 2001, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement, in the Public Documents, the Commission Documents or on Schedule 3(o) delivered at each Closing, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as disclosed in the Commission Documents and except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, as of the date hereof, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

            (p) The Company shall not issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement without the prior approval of the Purchasers, which shall not be unreasonably withheld. Notwithstanding the foregoing, in the event the Company is required by law or regulation to issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transaction contemplated hereby prior to or after the Closing, the Company shall consult with the Purchasers on the form and substance of such press release or other disclosure.

            (q) During the period commencing on the Initial Closing Date and ending on the date that is eighteen (18) months from the date hereof, the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a "Rights Notice") each of the Purchasers of the terms and conditions of any proposed Subsequent Financing. For the purposes hereof, "Subsequent Financing" shall mean a subsequent offer or sale to, or exchange with (or other type of distribution to), any third party, of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including debt securities. The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall be on the date contemplated by the Rights Notice, including, without limitation, all of the material terms and conditions thereof. The Rights Notice shall provide each of the Purchasers an option (the "Rights Option") during the five (5) trading days following delivery of the Rights Notice (the "Option Period") to inform the Company whether any Purchaser will purchase all or part of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing (the "First Refusal Rights"). Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the purchase price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from any Purchaser within the Option Period, the Company shall have the absolute right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the terms and conditions of the closing are substantially the same as those provided to the Purchasers in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur within ten (10) days of such proposed closing date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 3(q), including, without limitation, the delivery of a new Rights Notice. The provisions of this Section 3(q) shall not apply to issuances of securities in connection with (i) the exercise of the Warrants; (ii) issuances of up to 7,000,000 shares of Common Stock pursuant to the Company's stock option plans and employee stock purchase plans as they now exist or as they may be modified, amended or supplemented in the future; (iii) the issuance of shares of Common Stock in connection with the conversion of the Preferred Shares and the Warrants and any other existing class or series of preferred stock or any other options, warrants or other convertible securities outstanding on the date of this Agreement; (iv) issuances of securities in connection with a strategic arrangement or alliance to building licensors, landlords, carriers, joint venture partners, vendors, consultants, lessors or lenders, and securities or instruments issued in connection with acquisitions so long as such issuances are not for the purpose of raising capital; (v) issuances in connections with strategic license agreements so long as such issuances are not for the purpose of raising capital; (vi) issuances to acquisition candidates; (vii) issuances for fees paid to an investment banker or advisor; (viii) issuances in public secondary offerings; (ix) issuances or deemed issuances of securities in connection with a repricing or adjustment to the exercise price of any outstanding options or warrants outstanding on the date of issuance of the Series J Preferred Stock, provided, however, that the Company shall not reprice or adjust the exercise price of greater than 7,000,000 outstanding options at a price below $.30; and (x) issuance of securities to the Company's existing lenders or replacement lenders.

         4. Conditions Precedent. The obligations hereunder of both the Company
            --------------------
and the Purchasers to enter into this Agreement and sell and purchase the Preferred Shares and Warrants is subject to their satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Company's and the Purchasers' sole benefit respectively, and they may waive their own rights at any time in their sole discretion.

            (a) The parties shall have executed and delivered this Agreement.

            (b) The Company shall file the Certificate of Designation designating the Preferred Stock with the Secretary of State of the State of Delaware and shall have delivered a certified copy of the Certificate of Designation to the Purchasers on or prior to the Initial Closing.

            (c) The Registration Statement continues to be effective.

            (d) Prior to each Closing, the Company shall have filed a prospectus supplement to the Registration Statement with regard to the Shares issued at each Closing.

            (e) The Company shall have delivered certificates evidencing the Preferred Shares and the Warrants to the Purchasers.

            (f) Upon receipt of the certificates evidencing the Preferred Shares, the Purchasers shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Preferred Shares and the Warrants.

            (g) Each of the representations and warranties of the Company and the Purchasers shall be true and correct in all material respects as of each Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

            (h) The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing Date.

            (i) The Company shall have obtained all necessary consents from its lenders prior to the Initial Closing.

            (j) Other than with respect to 100,000 shares of the Company's outstanding Series H Preferred Stock, the Company shall have converted all outstanding shares of the Company's preferred stock (other than the Preferred Shares issued pursuant to this Agreement) into shares of Common Stock prior to the Initial Closing.

            (k) Trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to each Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall the Company have suffered a Material Adverse Effect.

            (l) At each Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, in the form of Exhibit E hereto and such other certificates and documents as the Purchasers or their counsel shall reasonably require incident to such Closing.

            (m) As of each Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and exercise of the Warrants, a number of shares of Common Stock equal to at least 200% of the aggregate number of Shares issuable upon conversion of the Preferred Shares (assuming a Conversion Price (as defined in the Notes) of $.18 on the Initial Closing Date and a Conversion Price of $.09 on the Second Closing Date and the Third Closing Date) and exercise of the Warrants on the Closing Date.

            (n) The Company shall have delivered to the Purchasers a secretary's certificate, dated as of each Closing Date, as to (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

            (o) All fees and expenses required to be paid by the Company shall have been or authorized to be paid by the Company as of the Initial Closing Date.

            (p) Prior and as a condition only to the Second Closing Date, the Company shall have obtained stockholder approval authorizing upon conversion of the issued and outstanding Preferred Shares the issuance of in excess of 19.99% of the number of shares of Common Stock outstanding on the Closing Date of the Initial Closing. In connection with the conversion of certain of the outstanding shares of preferred stock of the Company, the converting stockholders shall vote their shares in favor of authorizing the issuance of in excess of 19.99% of the number of shares of Common Stock outstanding on the Closing Date of the Initial Closing.

            (q) As a condition to the Second Closing, the Company shall have maintained EBITDA positive results for each of the three full months immediately preceding the Second Closing Date. For purposes hereof, "EBITDA" shall mean net income (loss) before income taxes and minority interest, interest expense, interest income, depreciation and amortization, stock related expense and other non-cash, non-recurring charges, as consistent with the Company's past practices.

            (r) As a condition to the Third Closing, the Company shall have maintained EBITDA positive results for each of the six full months immediately preceding the Third Closing Date.

            (s) The Company shall provide the Purchasers with at least twenty
(20) trading days prior written notice of its election to consummate each of the Second Closing and the Third Closing.

            (t) On each of the Second Closing Date and the Third Closing Date, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Second Closing Date and Third Closing Date, respectively, confirming the accuracy of the Company's representations, warranties and covenants as of the Initial Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this
Section 4 as of the Second Closing Date and Third Closing Date, respectively.

         5. Fees and Expenses. The Company and the Purchasers shall pay their
            -----------------
respective fees and expenses related to the transactions contemplated by this Agreement; except that the Company shall pay on the Closing Date, all reasonable legal fees and expenses, plus disbursements and out-of-pocket expenses, incurred by the Purchasers of up to $35,000 in connection with the preparation, negotiation, execution and delivery of this Agreement, the Certificate of Designation and the Warrants.

         6. Indemnification.
            ---------------

            (a) The Company will indemnify and hold harmless the Purchasers, each of their directors, fund managers and officers, and each person, if any, who controls the Purchasers within the meaning of Section 15 of the Securities Act, or Section 20(a) of the Exchange Act, from and against any third party claims against such Purchasers or persons identified above that result in losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys' fees) to which the Purchasers, each of their directors, fund managers and officers, and each person, if any, who controls the Purchasers may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to the Common Stock being sold to the Purchasers (including any Prospectus Supplement filed in connection with the transactions contemplated hereunder which are a part of it), or any amendment or supplement to it, or (ii) the omission or alleged omission to state in that Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be liable under this Section 6(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment (with no appeals available) that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act, undertaken or omitted to be taken by the Purchasers or such person through its bad faith or willful misconduct; provided, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Purchasers expressly for use in the Registration Statement, any preliminary prospectus or the prospectus (or any amendment or supplement thereto); and provided, further, that with respect to the prospectus, the foregoing indemnity shall not inure to the benefit of the Purchasers or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of the prospectus were timely delivered to the Purchasers pursuant hereto and a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Purchasers or any such person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

            (b) The Company will reimburse the Purchasers and each such controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchasers or any controlling person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding, except that the Company will not be liable to the extent a claim or action which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in any Registration Statement, prospectus or Prospectus Supplement or any amendment or supplement to the thereto in reliance upon, and in conformity with, written information furnished by the Purchasers to the Company for inclusion in the Registration Statement, prospectus or Prospectus Supplement.

         7. Indemnification Procedures. Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 6, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 6, except to the extent such indemnifying party has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Section 6, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

         If for any reason the indemnification provided for in this agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 6, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of stock which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or
(ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

         8. Governing Law; Consent to Jurisdiction. This Agreement shall be
            --------------------------------------
governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein or its agent. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         9. Notices. All notices and other communications provided for or
            -------
permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

              (a)      if to the Company:

                       FiberNet Telecom Group, Inc.
                       570 Lexington Avenue
                       New York, New York 10022
                       Attention: President
                       Tel. No.: (212) 405-6200
                       Fax No.:  (212) 421-8860
                       with a copy to:

                       Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center
                       666 Third Avenue
                       New York, New York 10022
                       Attention: Gordon Caplan
                       Tel. No.:  (212) 935-3000
                       Fax No.:  (212) 983-3115

              (b)      if to the Purchaser:

                       At the address of such Purchaser set forth on Exhibit A with a copy to such Purchaser's counsel as set forth on Exhibit A:

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

         10. Entire Agreement. This Agreement constitutes the entire
             ----------------
understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

         11. Counterparts. This Agreement may be executed by facsimile signature
             ------------
and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                  [end of page]

         IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

                                    FIBERNET TELECOM GROUP, INC.

                                    By:
                                        -----------------------------------
                                        Name: Michael S. Liss
                                        Title: President


                                    SDS MERCHANT FUND, L.P.

                                    By:
                                        -----------------------------------
                                        Name: Steve Derby
                                        Title: Managing Member

                                    PENNY LANE PARTNERS, L.P.
                                    By: Penny Lane Associates, L.P., its
                                        general partner
                                    By: Penny Lane, Inc., its general partner

                                    By:
                                        -----------------------------------
                                        Name: William R. Denslow, Jr.
                                        Title: Chairman


                                    ALEXANDER ENTERPRISE HOLDINGS CORP.

                                    By:
                                        -----------------------------------
                                        Name: Jared Bluestein
                                        Title: Director

                                    EXHIBIT A
              PURCHASERS / NUMBER OF PREFERRED SHARES AND WARRANTS

Names and Addresses                 Number of Preferred Shares          Dollar Amount
of Purchasers                         & Warrants Purchased              of Investment
-------------                       --------------------------         --------------
SDS Merchant Fund, L.P.             Preferred Shares:                  Initial Closing:
c/o SDS Capital Partners            Initial Closing: 230               $2,300,000
One Sound Shore Drive               Second Closing: 228                Second Closing:
Greenwich, Connecticut 06830        Third Closing: 272                 $2,280,000
Attention: Steve Derby              Series A Warrants: 2,705,941       Third Closing:
Fax No.: (203) 629-0345             Series B Warrants: 3,956,054       $2,720,000
Jurisdiction: Delaware


With a copy to:

Jenkens & Gilchrist Parker Chapin LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attention:  Christopher S. Auguste
Tel. No.: (212) 704-6000
Fax No.: (212) 704-6288

Penny Lane Partners, L.P.           Preferred Shares:                  Initial Closing:
One Palmer Square, 309              Initial Closing: 100               $1,000,000
Princeton, New Jersey 08542         Series A Warrants: 1,727,583
Fax No.: (609) 497-0611             Series B Warrants: 0
Attention: William R. Denslow, Jr.
Jurisdiction: Delaware

With a copy to:

O'Sullivan, LLP
30 Rockefeller Plaza
New York, New York 10112
Attention: Audrey A. Rohan
Tel no.: (212) 408-2419
Fax No.: (212) 218-6220

Alexander Enterprise
  Holdings Corp.                    Preferred Shares:                  Initial Closing:
801 Brickell Avenue, Suite 2580     Initial Closing: 30                $300,000
Miami, Florida 33131                Second Closing: 32                 Second Closing:
Fax No.: (305) 530-1635             Third Closing: 38                  $320,000
Attention: Nicolas Berggruen        Series A Warrants: 518,275         Third Closing:
Jurisdiction: British Virgin
 Islands                            Series B Warrants: 553,848         $380,000

                                    EXHIBIT B
                       FORM OF CERTIFICATE OF DESIGNATION

                                    EXHIBIT C
                            FORM OF SERIES A WARRANT

                                    EXHIBIT D
                            FORM OF SERIES B WARRANT

                                    EXHIBIT E
                           FORM OF OPINION OF COUNSEL




                                       -20-